UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2026

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on November 21, 2025, reAlpha Tech Corp. (the “Company”) completed its acquisition of Prevu, Inc. (“Prevu”) pursuant to an Agreement and Plan of Merger, dated November 21, 2025 (the “Merger Agreement”), pursuant to which the Company is obligated to make additional payments totaling $2.5 million, payable in four equal payments of $625,000 under Section 2.5 of the Merger Agreement, in cash or shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Company’s sole discretion (each, an “Additional Payment”).

On August 1, 2026, the Company issued an aggregate of 426,848 shares of Common Stock with a value of $1.4466 per share to certain stockholders of Prevu to satisfy the Additional Payment due on August 1, 2026, under Section 2.5 of the Merger Agreement (the “August 2026 Additional Payment”). An additional 5,184 shares of Common Stock remain issuable to one stockholder of Prevu with respect to such stockholder’s portion of the August 2026 Additional Payment (the “Remaining Shares”). Such Remaining Shares have not yet been issued because the recipient has not yet completed the documentation necessary to complete the issuance, and the Company expects to issue such Remaining Shares promptly following completion of that documentation.

The aggregate value of the shares of Common Stock issued as part of the August 2026 Additional Payment, including the Remaining Shares, is $624,977.49, with remaining $22.51 balance payable in cash in lieu of fractional shares pursuant to Section 2.7 of the Merger Agreement.

The shares of Common Stock offered and sold pursuant to the August 2026 Additional Payment were offered and sold pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale did not involve a public offering, each recipient is taking the shares for investment and not resale, the Company took appropriate measures to restrict transfer of the shares, and each recipient is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The shares are subject to transfer restrictions, and the book-entry records evidencing the shares contain or will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Such shares were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Immediately following the issuance of the shares described above, excluding the Remaining Shares, the Company had 5,861,724 shares of Common Stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1+	Agreement and Plan of Merger, dated as of November 21, 2025, among reAlpha Tech Corp., Prevu, Inc., reAlpha Merger Sub, Inc. and Thomas Kutzman, as stockholder representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2026	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Name: Michael J. Logozzo
Title: Chief Executive Officer

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